Exhibit 10.28.2

HealthSouth Corporation

NON-QUALIFIED STOCK OPTION AGREEMENT

(Pursuant to the 2008 Equity Incentive Plan)

OPTION granted in Birmingham, Alabama by HealthSouth Corporation, a Delaware corporation (the “Corporation”), pursuant to a Summary of Grant (the "Summary") displayed at the website of Smith Barney Benefit Access® (www.benefitaccess.com). The Summary, which specifies the person to whom the Option is granted ("Grantee"), the date as of which the grant is made (the “Date of Grant”) and other specific details of the grant, and the electronic acceptance of the Summary are incorporated herein by reference.

1.         GRANT OF OPTION. The Corporation hereby grants to the Grantee the Option to purchase, on the terms and subject to the conditions set forth herein and in the Plan (as defined below), up to the number of shares specified in the Summary of the Corporation’s Common Stock, par value $.01 per share, at the option price per share set forth in the Summary, being not less than 100% of the Fair Market Value of such Common Stock on the Date of Grant.

The Option is granted pursuant to the Corporation’s 2008 Equity Incentive Plan (the “Plan”), a copy of which has been made available to the Grantee electronically. The Option is subject in its entirety to all the applicable provisions of the Plan as in effect on the Date of Grant, which are hereby incorporated herein by reference. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

2.         PERIOD OF OPTION. Except as provided herein or as otherwise provided in the Plan, the Option is cumulatively exercisable in installments in accordance with the schedule set forth in the Summary. The Options may be exercised from time to time during the option period as to the total number of shares allowable under this Paragraph 2, or any lesser amount thereof. The Option is not exercisable before or after the dates specified in the Summary.

3.         METHOD OF EXERCISE OF OPTION. Subject to the provisions of Paragraph 2 hereof, the Option may be exercised in whole or in part by the Grantee’s giving written notice, which notice may be given electronically, specifying the number of shares which the Grantee elects to purchase and the date on which such purchase is to be made to the Corporation or its designated broker. Payment of the exercise price may be made in cash or shares of Common Stock, including, without limitation, a cashless exercise of the Option.

4.         TERMINATION OF EMPLOYMENT.    The following shall apply in the event of the Grantee’s termination of employment:

(i)        The Option to the extent not vested on the date of the Grantee’s termination of Employment shall lapse and no further vesting shall occur.

(ii)       If the Grantee’s employment is terminated for reasons other than (I) by reason of Disability or death or retirement at normal retirement age of 65, or (II) by the Company for Cause, to the extent the Option is vested on the date of

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termination of employment, the period for exercising the Option shall end ninety (90) days after the date of the Grantee’s termination of employment and the unexercised Option or portion thereof shall lapse at the end of such ninety-day period.

(iii)      If the Grantee’s employment terminates by reason of Disability, to the extent the Option is vested on the date of termination of employment, the period for exercising the Option shall end one year after the date of the Participant’s termination of employment and the unexercised Option or portion thereof shall lapse at the end of such one-year period.

(iv)      If the Grantee’s employment terminates by reason of death, or if the Participant dies during the applicable ninety-day or one-year periods described in, respectively, paragraphs (ii) and (iii) above, to the extent the Option is vested on the date of termination of employment, the period for exercising the Option shall end one year after the date of the Participant's death and the unexercised Option or portion thereof shall lapse at the end of such one-year period. Upon the Grantee’s death, the Option may be exercised by the Grantee’s beneficiary. The beneficiary of the Grantee shall be the last beneficiary designated by the Grantee in writing on a Beneficiary Designation Form. In the absence of such a designation, the beneficiary shall be the Grantee’s estate.

(v)       If the Grantee’s employment is terminated by reason of retirement at the normal retirement age of 65, then, to the extent the Option is vested on the date of termination of employment, the period for exercising the Option shall be the original term and the unexercised Option or portion thereof shall lapse at the end of the original term.

(vi)      If the Grantee’s employment is terminated by the Company for Cause, the Option, to the extent unvested or vested and unexercised, shall automatically and immediately lapse and be forfeited. As used herein, “Cause” means termination of the Grantee’s employment by the Company or a Subsidiary due to a material violation of (i) the Company’s code of business conduct and ethics, (ii) the Participant’s fiduciary duties to the Company, or (iii) any law, provided such violation has harmed the Company.

5.         TRANSFERABILITY. The Option is not transferable otherwise than by will or pursuant to the laws of descent and distribution, and is exercisable during the Grantee’s lifetime only by the Grantee.

6.         BINDING AGREEMENT. This Stock Option Agreement shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation, and, to the extent herein provided, shall be binding upon and inure to the benefit of the Grantee’s beneficiary or legal representatives, as the case may be.

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7.         ENTIRE AGREEMENT. This Stock Option Agreement contains the entire agreement of the parties with respect to the Option granted hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.

8.         ACCEPTANCE OF AGREEMENT. By accepting the Summary electronically, the Grantee confirms that the grant is in accordance with the Grantee’s understanding and agrees to the terms of this Stock Option Agreement and the terms of the Plan, all as of the Date of Grant.

9.         ADMINISTRATION OF THE PLAN; INTERPRETATION OF THE PLAN AND THE AWARD. The Plan shall be administered by the Committee, pursuant to Section 4 of the Plan. Furthermore, the interpretation and construction of any provision of the Plan or of the Option by the Committee shall be final, conclusive and binding. In the event there is any inconsistency or discrepancy between the provisions of this Option and the provisions of the Plan, the provisions of the Plan shall prevail.

Smith Barney Benefit Access(R) is a registered service mark of Citigroup Global Markets Inc.

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